141

	EXHIBIT 21, Page 1 of 2

NAME AND STATE OF INCORPORATION OF SUBSIDIARIES
OF NORFOLK SOUTHERN CORPORATION
AS OF FEBRUARY 1, 2002

Agency Media Services, Inc., Indiana
Atlantic Acquisition Corporation, Pennsylvania
Atlantic Investment Company, Delaware
Norfolk Southern Properties, Inc., Virginia
Norfolk Southern Railway Company, Virginia
Northern Horizons Insurance Company, Vermont
NS Fiber Optics, Inc., Virginia
NS Transportation Brokerage Corporation, Virginia
PDC Timber LLC, Delaware
PLC Timber LLC, Delaware
Pocahontas Development Corporation, Kentucky
Pocahontas Land Corporation, Virginia
Scioto Fuels, LLC, Virginia
TCS Leasing, Inc., Oklahoma
T-Cubed of North America, Inc., Delaware
T-Cubed of South Carolina, Inc., South Carolina
T-Cubed of Virginia, Inc., Virginia
Thoroughbred Direct Intermodal Services, Inc. Pennsylvania
Thoroughbred Funding, Inc., Virginia
Thoroughbred Technology and Telecommunications, Inc., Virginia
Transworks Company, Indiana
Transworks Inc., Virginia
Transworks of Indiana, Inc., Indiana
Triple Crown Services Company

Norfolk Southern Railway Company subsidiaries:
	Airforce Pipeline, Inc., North Carolina
	Alabama Great Southern LLC, Virginia
	Alabama Great Southern Railroad Company, The; Alabama
	Atlantic and East Carolina Railway Company, North Carolina
	Camp Lejeune Railroad Company, North Carolina
	Central of Georgia LLC, Virginia
	Central of Georgia Railroad Company, Georgia
	Chesapeake Western Railway, Virginia
	Cincinnati, New Orleans and Texas Pacific Railway Company, The; Ohio Citico Realty Company, Virginia
	Georgia Southern and Florida Railway Company, Georgia
	High Point, Randleman, Asheboro and Southern Railroad Company,
	 North Carolina
	Interstate Railroad Company, Virginia
	Lamberts Point Barge Company, Inc., Virginia
	Memphis and Charleston Railway Company, Mississippi
	Mobile and Birmingham Railroad Company, Alabama
	Norfolk and Portsmouth Belt Line Railroad Company, Virginia
	Norfolk Southern International, Inc., Virginia
	North Carolina Midland Railroad Company, The; North Carolina
	Rail Investment Company, Delaware

                                142

EXHIBIT 21, Page 2 of 2


Norfolk Southern Railway Company subsidiaries (continued):
	Rail Technologies, Inc., Georgia
	Shenandoah-Virginia Corporation, Virginia
	South Western Rail Road Company, The; Georgia
	Southern Rail Terminals, Inc., Georgia
	Southern Rail Terminals of North Carolina, Inc., North Carolina Southern Region Coal Transport, Inc., Alabama
	Southern Region Materials Supply, Inc., Georgia
	State University Railroad Company, North Carolina
	Tennessee, Alabama & Georgia Railway Company, Delaware
	Tennessee Railway Company, Tennessee
	Virginia and Southwestern Railway Company, Virginia
	Wheelersburg Terminal LLC, Virginia
	Yadkin Railroad Company, North Carolina

Norfolk Southern Properties, Inc. subsidiaries:
	Alexandria-Southern Properties, Inc., Virginia Arrowood-Southern Company, North Carolina
	Arrowood Southern Executive Park, Inc., North Carolina Carlyle CA Corporation, Virginia
	Carlyle Development Corporation, Virginia
	Charlotte-Southern Corporation, North Carolina Charlotte-Southern Hotel Corporation, North Carolina Lambert's Point Docks, Incorporated, Virginia
	Nickel Plate Improvement Company, Inc., The; Indiana NKPI Management, Inc., Indiana
	Norfolk Southern Industrial Development Corp., Virginia Norfolk Southern Tower, LLC, Virginia
	Northmont Limited Partnership, Georgia
	NS-Charlotte Tower Corporation, North Carolina
	NS Gas Properties, Inc., Virginia
	NS Gas Properties, II, Inc., Virginia
	Sandusky Dock Corporation, Virginia
	Southern Region Industrial Realty, Inc., Georgia
	SRIR Timber LLC, Delaware
	Virginia Holding Corporation, Virginia


NOTE:	Of the above subsidiaries, each of which is more than 50% owned, only
Norfolk Southern Railway Company meets the Commission's "significant subsidiary" test. This list does not include CRR Holdings, LLC, in which Norfolk Southern Corporation has 50% voting control; Conrail Inc. and Consolidated Rail Corporation are subsidiaries of CRR Holdings, LLC.